EXHIBIT 99.1
Houston, Texas
May 3, 2011

FOR IMMEDIATE RELEASE

EARNINGS-

ATWOOD OCEANICS, INC., a Houston-based international drilling contractor, announced today that the Company earned net income of $70,611,000 or $1.08 per diluted share, on revenues of $159,085,000 for the quarter ended March 31, 2011 compared to net income of $66,755,000 or $1.03 per diluted share, on revenues of $159,069,000 for the quarter ended March 31, 2010.  For the six months ended March 31, 2011, the Company earned net income of $123,462,000 or $1.89 per diluted share, on revenues of $305,371,000 compared to net income of $133,739,000 or $2.06 per diluted share, on revenues of $323,312,000 for the six months ended March 31, 2010.

	For the Three Months Ended March 31,
	2011	2010

Revenues	$159,085,000	$159,069,000
Income before Income Taxes	90,485,000	77,018,000
Provision for Income Taxes	(19,874,000)	(10,263,000)
Net Income	70,611,000	66,755,000
Earnings per Common Share -
Basic	1.09	1.04
Diluted	1.08	1.03
Weighted Average Shares
Outstanding -
Basic	64,720,000	64,396,000
Diluted	65,409,000	65,103,000

	For the Six Months Ended March 31,
	2011	2010

Revenues	$305,371,000	$323,312,000
Income before Income Taxes	153,726,000	158,273,000
Provision for Income Taxes	(30,264,000)	(24,534,000)
Net Income	123,462,000	133,739,000
Earnings per Common Share -
Basic	1.91	2.08
Diluted	1.89	2.06
Weighted Average Shares
Outstanding -
Basic	64,624,000	64,349,000
Diluted	65,297,000	65,063,000